UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 9, 2015

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On September 9, 2015, we held our Annual Meeting of Stockholders for the following purposes:

(1)  To elect nominees to our Board of Directors, including John Brda, Willard G. McAndrew III, Jerry D. Barney, Edward J. Devereaux and Eunis L. Shockey;

(2)  To ratify the selection of Calvetti Ferguson as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(3)  To approve an amendment to our Articles of Incorporation to increase our authorized shares of common stock;

(4)  To approve the 2015 Stock Option Plan;

(5)  To approve certain issuances of common stock to members of the Board of Directors;

(6)  To approve authorizing conversion of a convertible promissory note and exercise of a warrant issued to Sawtooth Properties, LLLP in connection with a transaction;

(7)  To approve authorizing holders of Series A Convertible Preferred Stock to convert preferred stock and exercise warrants received in connection therewith into a number of shares of common stock that would result in the holder beneficially owning in excess of 19.99% of our common stock; and

(8)  To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named nominees to the Board were elected; the selection of Calvetti Ferguson was ratified; the amendment to our Articles of Incorporation to increase the authorized common shares was approved; the 2015 Stock Option Plan was approved; the proposed issuances to the members of the Board were approved; the authorization of conversion and exercise of securities issued to Sawtooth Properties, LLLP was approved; and the beneficial ownership limitation for holders of Series A Convertible Preferred Stock was eliminated.  There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Votes Outstanding as of the Record Date, July 16, 2015:	37,527,936

Total Votes Present Either by Proxy or in Person:	29,229,428

Item 1:	Election of Directors

	FOR	WITHHELD
John A. Brda	22,967,333	40,731
Willard G. McAndrew III	22,830,133	177,931
Jerry D. Barney	22,901,433	106,631
Edward J. Devereaux	22,902,433	105,631
Eunis L. Shockey	22,901,433	106,631

Additionally, there was a total of 6,221,364 broker non-votes for this item.

Item 2:	Ratification of selection of Calvetti Ferguson as the independent registered public accounting firm for the fiscal year ending December 31, 2015

Votes for:	29,185,944
Votes against:	23,535
Votes abstained:	19,949

Item 3:	Approval of amendment to Articles of Incorporation to increase our authorized shares of common stock

Votes for:	25,296,771
Votes against:	3,921,849
Votes abstained:	10,808

Item 4:	Approval of the 2015 Stock Option Plan

Votes for:	19,407,821
Votes against:	3,586,182
Votes abstained:	14,061

Additionally, there was a total of 6,221,364 broker non-votes for this item.

Item 5:	Approval of certain issuances of common stock to members of the Board of Directors

Votes for:	22,469,707
Votes against:	520,473
Votes abstained:	17,884

Additionally, there was a total of 6,221,364 broker non-votes for this item.

Item 6:	Approval of authorizing conversion of a convertible promissory note and exercise of a warrant issued to Sawtooth Properties, LLLP in connection with a transaction

Votes for:	22,810,665
Votes against:	180,968
Votes abstained:	16,431

Additionally, there was a total of 6,221,364 broker non-votes for this item.

Item 7:
Approval of authorizing holders of Series A Convertible Preferred Stock to convert preferred stock and exercise warrants received in connection therewith into a number of shares of common stock that would result in the holder beneficially owning in excess of 19.99% of our common stock

Votes for:	20,738,556
Votes against:	154,171
Votes abstained:	8,642

Additionally, there was a total of 6,221,364 broker non-votes for this item.  Of the 29,229,428 total votes present in person or by proxy at the Annual Meeting, only 27,122,733 votes were entitled to vote on this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: September 15, 2015	By: /s/ John A. Brda
John A. Brda
President